Corporate Presentation (Nasdaq: XOMA) JANUARY 2018 Exhibit 99.1

Forward-looking Statements Certain statements in this presentation are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding: future monetization opportunities, active transactions with significant financial implications, collaborations poised for significant financial contribution, our library of value-generating assets, future potential for milestone and royalty payments, the potential of our unique antibody discovery engine, potential licensing of compounds in our endocrine asset pipeline, the prospects for our XOMA 213 asset for treatment of prolactinemia, the ability of our partners and their licensees to successfully develop their pipeline programs, the productivity of acquired assets that may not fulfill our revenue forecasts, upcoming internal milestones and value catalysts, our future cash needs, our strategy for value creation, and other statements that relate to future periods. These statements are based on assumptions that may not prove accurate, and actual results could differ materially from those anticipated due to certain risks inherent in the biotechnology industry and for companies engaged in the development of new products in a regulated market. Potential risks to XOMA meeting these expectations are described in more detail in XOMA's most recent filing on Form 10-K and in other SEC filings. Consider such risks carefully when considering XOMA's prospects. Any forward-looking statements represent XOMA’s views only as of the date of this presentation and should not be relied upon as representing its views as of any subsequent date. XOMA disclaims any obligation to update any forward-looking statement, except as required by law.

XOMA: A De-risked way to Invest in Biotech Model completely transformed to royalty aggregator with broad asset portfolio and capital resources to seize opportunities

Growth Strategy Drive shareholder value by increasing size of portfolio to grow revenue potential and to mitigate risk while maintaining a lean cost structure Build size of portfolio through out-licensing and acquisition of fully-funded assets Public listing provides capital access for company and liquidity for shareholders Allow extensive portfolio of fully-funded assets to mature to deliver milestones and royalties 12 6 9

2017: A Transformational Year at XOMA 2017 was just the beginning. We have built a foundation, and are now proceeding with a revolutionary plan to create shareholder value. Expanded fully-funded portfolio with 9 new programs Multiple milestone payments received – Novartis & Ology Balance sheet re-capped $31M short-term debt eliminated; $22M cash added Dramatically reduced cost structure Launched royalty aggregator strategy in March

Nine New Fully-funded Programs Added in 2017 IL-1β / Novartis IL-1β IP Portfolio Gevokizumab Insulin Receptor / Rezolute RZ358 (Formerly X358) AB101 RZ402 RZ406 Phage Display Platform Torch Biosciences Tizona Therapeutics LakePharma PRECLINICAL PHASE 1 PHASE 2 PHASE 3 APPROVAL

Novartis Transaction Underscores our Strategy Build size of portfolio through out-licensing Gevokizumab out-licensed to Novartis IL-1β IP portfolio out-licensed to Novartis Strengthen balance sheet $45M liquidity (cash + debt forgiveness), including $5M equity investment Grow revenue potential Up to $438M gevokizumab milestones High-single to mid-teen gevokizumab royalties Single-digit canakinumab royalties in cardiovascular indications Allow portfolio of assets to mature Over 4 years of projected cash No debt repayment until 2022

Out-licensed XOMA 358 & Phage Display Platform Licensed global development and commercialization rights to Rezolute Up to $240M in potential milestone payments High single-digit to mid-teen royalties Low single-digit royalties on net sales of other products developed by Rezolute Non-exclusive license agreements with Tizona Therapeutics, Torch Biosciences, and LakePharma Potential development and regulatory milestone payments Single-digit royalties XOMA 358 Phage Display Platform

Example Value-Added Partnerships anti-CD40 Antibody (CFZ533) Multiple ongoing clinical studies Milestones; tiered high-single digit to lower mid-teen royalties TGFβ Antibody Program $480M potential milestones; tiered mid-single to low-double digit royalties Phase 1 Antibody Discovery Proprietary phage display library for antibody discovery Potential milestones & single digit royalties XOMA OUT-LICENSE PHAGE DISPLAY PLATFORM

Broad Range of Partnerships Sample of commercial products with XOMA IP held by others

Diversification in Biotech The binomial distribution model captures the value of a diversified biotech portfolio which classical risk-adjusted, sum-of-the-parts NPV does not. XOMA’s portfolio of licensed assets are diversified across therapeutic areas and development stages. As the size of the portfolio increases, so does the likelihood of success.

Diverse Portfolio Across Therapeutic Areas & Development Stages DEVELOPMENT STAGES THERAPEUTIC AREAS Oncology Inflammation Immunology Infectious Diseases Cardiovascular Other Diabetes Endocrinology Gastroenterology Phase 2

Portfolio Driving Future Milestone and Royalties Programs have potential to earn single-digit royalties for 10 years on average Realized Milestone Future Milestone 13

Assets Available for Licensure PROGRAM DEVELOPMENT STAGE INDICATION IL-2 Preclinical Immuno-oncology XOMA 213 Phase 2 Various Hyperprolactinemias XMetA Preclinical Diabetes & Rare Diseases Anti-PTH1R Preclinical Hypercalcemia, Endocrine & Oncology

Accelerating Growth by Asset Acquisition We intend to purchase the milestone and royalty obligations that are contractually associated with an underlying drug candidate We DO NOT intend to acquire the underlying asset itself We will differentiate from others in this approach by purchasing assets that are: Pre-commercial with clinical, regulatory, and commercial risk Deal size and payback period unattractive to lower cost of capital competitors Ideally, part of a basket to allow for multiple repayment possibilities

$13M 2017 Financial Highlights ~13.3M INCLUDING PREFERRED LEAN COST STRUCTURE IN PLACE $31M ELIMINATION OF IN DEBT YEARS OF PROJECTED CASH Over 4 MILESTONES EARNED SHARES OUTSTANDING ~8.2M BASIC

2018 Business Objectives Further expand portfolio of fully-funded programs Out-license proprietary programs & phage display platform Acquire additional fully-funded programs Further strengthen balance sheet Eliminate legacy expense structure Enhance transaction capability to accelerate growth

XOMA: A De-risked way to Invest in Biotech Model completely transformed to royalty aggregator with broad asset portfolio and capital resources to seize opportunities

Corporate Presentation (Nasdaq: XOMA) JANUARY 2018